Exhibit 99.1

ADEX  MEDIA ANNOUNCES FISCAL 2008 FOURTH QUARTER AND YEAR END RESULTS

MOUNTAIN VIEW, CALIFORNIA & BOULDER, COLORADO –March 31, 2009- AdEx Media, Inc. (OTCBB:ADXM), a leading performance-driven online marketing and distribution company, today announced results for the fourth quarter and year ended December 31, 2008.

The Company reported revenues for fiscal year 2008 of $8,225,556.  Revenues for the fourth quarter were a record $4,999,064. Net loss for the year was $2,373,098. Net loss for the year included $664,091 in stock-based compensation, $122,670 in amortization of acquired intangible assets, and $310,000 in impairment charges on acquired intangible assets.  The 2008 financial statements were filed on Form 10-K with the Securities and Exchange Commission on March 31, 2009. A copy of the December 31, 2008 and 2007 Consolidated Balance Sheets and Statements of Operations are reproduced below.

Scott Rewick, Chief Executive Officer of AdEx commented, “I am pleased that 2008 was a year of tremendous achievement for AdEx.  We achieved revenues in excess of $8 million validating the strength of the performance-based advertising model.  We will continue to build on our suite of proprietary technology platforms and our first class team to maintain our position as a leader in this space.”

Corporate Milestones in 2008 Include:

•	Raised $5.7 million in net proceeds;
•	Acquired and integrated, through a wholly owned subsidiary, the assets of Kim and Lim, LLC;
•	Initiated trading on the OTCBB (ADXM.OB);
•	Acquired and integrated Digital Instructor, LLC;
•	Acquired and integrated the assets of VibrantAds, LLC;
•	Acquired and integrated the assets of Bay Harbor Marketing, LLC;
•	Launched internal display network and Affiliate Network;
•	Expanded media buying into international markets achieving global reach;
•	Launched AdEx Think Platform, a real time, proprietary data processing and decision- making technology platform; and
•	Expanded consumer product line by entering the health and beauty product market.

About AdEx Media, Inc.

AdEx is an integrated Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products with a focus on both marketing and distributing its own products and offering advertising customers a multi-channel Internet advertising network and broader solutions for direct advertisers and agencies. AdEx's marketing platform provides a range of services including (i) search marketing; (ii) display marketing; (iii) lead generation; and (iv) affiliate marketing. AdEx currently sells its own suite of consumer products which include: (i) Overnight Genius -- a comprehensive computer learning course mastering MS Windows, MS Office, eBay, and others; (ii) Rising Star Learning -- a math and language arts educational product for children; (iii) Debt Snap -- an audio seminar designed to help consumers manage their debt and restore credit standing; (iv) Lucky At Love -- a relationship strategy product; (v) EasyWhite Labs -- a teeth whitening product; and (vi) Acai Alive -- a dietary supplement. The company offers advertisers a compelling value proposition by offering true pay-per-performance pricing, commonly known as cost-per-action (CPA) or pay-per-action (PPA).

For more information about AdEx Media, visit http://www.AdEx.com.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

ADEX MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31 , 2007
ASSETS
Current assets:
Cash and cash equivalents	$683,576	$5,379
Short-term investments	2,502,670	224,308
Accounts receivable, net of allowance for doubtful accounts of $19,737 and $410	521,004	188,200
Credit card holdbacks, net of allowances of $167,363 and $0	300,493	-
Inventory	57,087	-
Prepaid expenses and other current assets	97,878	-
Total current assets	4,162,708	417,887

Property and equipment, net	43,606	3,740
Intangible assets, net	1,367,330	-
Goodwill	8,448,789	-

Total assets	$14,022,433	$421,627

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$929,807	$52,817
Accrued liabilities	593,907	103,911
Deferred revenue	25,709	-
Promissory notes	401,806	-
Total current liabilities	1,951,229	156,728

Promissory notes	150,000	-
Deferred tax liability	404,817	-

Total liabilities	2,506,046	156,728

Commitments and Contingencies

Stockholders’ Equity:
Common Stock, $0.0001 par value; 150,000,000 shares authorized, 31,202,347 and 250,000 shares issued and outstanding at December 31, 2008 and December 31, 2007	3,120	25
Additional paid-in capital	13,808,966	187,475
(Accumulated deficit) retained earnings	(2,295,699)	77,399
Total stockholders’ equity	11,516,387	264,899

Total liabilities and stockholders’ equity	$14,022,433	$421,627

ADEX MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31
	2008	2007
Revenues:
Marketing platform services	$7,007,367	$1,770,338
Products	1,218,189	-
Total revenues	8,225,556	1,770,338

Cost of revenues:
Marketing platform services	5,537,863	1,328,322
Products	354,405	-
Amortization of acquired product licenses	53,699	-
Total cost of sales	5,945,967	1,328,322

Gross profit	2,279,589	442,016

Operating expenses:
Product development	57,550	-
Sales and marketing	2,924,654	18,438
General and administrative	1,350,250	39,823
Amortization of intangible assets	68,972	-
Impairment of intangible assets	310,000	-

Total operating expenses	4,711,426	58,261

Operating (loss) income	(2,431,837)	383,755

Interest and other income, net	24,756	2,320

(Loss) income before provision for income taxes	(2,407,081)	386,075

Provision for income tax (benefit) expense	(33,983)	-

Net (loss) income	$(2,373,098)	$386,075

Net (loss) income per common share, basic and diluted	$(0.12)	$1.54

Weighted average common shares used in computing basic and diluted loss per share	19,447,587	250,000

Investor Contact:
Aimee Boutcher,
Boutcher & Boutcher
(973) 239-2878